Sub-Item 77Q1

Dreyfus investment grade funds, inc.

(the "Registrant")

-Dreyfus Intermediate Term Income Fund

(the "Fund")

Registration No. 811-06718

The Fund's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 64.